As filed with the Securities and Exchange Commission on January 28, 2019

Registration No. 333-215479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dominion Energy Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	46-5135781
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia, 23219

(804) 819-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos M. Brown, Esq.

Senior Vice President and General Counsel

Dominion Energy Midstream Partners, LP

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement (File No. 333-215479) filed on Form S-3 by the Registrant with the Securities and Exchange Commission on January 9, 2017 and effective on February 24, 2017, which registered up to 24,933,348 common units representing limited partner interests of the Registrant to be offered and sold from time to time by the selling unitholders identified therein (the “Registration Statement”).

On January 28, 2019, pursuant to an Agreement and Plan of Merger, dated as of November 26, 2018, by and among the Registrant, Dominion Energy, Inc. (“Dominion Energy”), Tredegar Street Merger Sub, LLC, an indirect, wholly owned subsidiary of Dominion Energy (“Merger Sub”), and Dominion Energy Midstream GP, LLC, the general partner of the Registrant, Merger Sub merged with and into the Registrant with the Registrant surviving as an indirect, wholly owned subsidiary of Dominion Energy (the “Merger”). As a result of the Merger, any offerings pursuant to the Registration Statement have been terminated.

In accordance with the undertakings made by the Registrant in the Registration Statement, the Registrant hereby removes from registration any of the securities of the Registrant registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on January 28, 2019.

Dominion Energy Midstream Partners, LP

By:	Dominion Energy Midstream GP, LLC, its general partner

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Note:	No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.